Exhibit 10.6

FAIRPOINT LITIGATION TRUST AGREEMENT

i

3.13	Limitation of Litigation Trustee’s Authority	15
3.14	Books and Records	16
3.15	Inquiries into Trustee’s Authority	16
3.16	Compliance with Laws	16
3.17	Compensation of the Litigation Trustee	16
3.18	Reliance by Litigation Trustee	16
3.19	Investment and Safekeeping of Litigation Trust Assets	17
3.20	Standard of Care; Exculpation	17
ARTICLE IV	[INTENTIONALLY OMITTED]	17
ARTICLE V	TAX MATTERS	18
5.1	Federal Income Tax Treatment of the Litigation Trust	18
5.2	Allocations of Litigation Trust Taxable Income	19
ARTICLE VI	DISTRIBUTIONS	19
6.1	Distributions; Withholding	19
6.2	Manner of Payment or Distribution	20
6.3	Cash Distributions	20
ARTICLE VII	INDEMNIFICATION	21
7.1	Indemnification of Litigation Trustee	21
ARTICLE VIII	NET LITIGATION TRUST RECOVERY	21
8.1	No Effect on Mutuality	21
8.2	Section 502(h)	22
8.3	Net Litigation Trust Recovery	22
ARTICLE IX	REPORTING OBLIGATIONS OF LITIGATION TRUSTEE	22
9.1	Reports	22
ARTICLE X	TERM; TERMINATION OF THE LITIGATION TRUST	23
10.1	Term; Termination of the Litigation Trust	23
10.2	Continuance of Trust for Winding Up	23
ARTICLE XI	AMENDMENT AND WAIVER	23
11.1	Amendment and Waiver	23
ARTICLE XII	MISCELLANEOUS PROVISIONS	24
12.1	Intention of Parties to Establish the Litigation Trust	24
12.2	Litigation Costs	25
12.3	Laws as to Construction	25

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12.4	Jurisdiction	25
12.5	Severability	25
12.6	Notices	25
12.7	Fiscal Year	27
12.8	Construction; Usage	27
12.9	Counterparts; Facsimile; PDF	28
12.10	Confidentiality	28
12.11	Entire Agreement	29
12.12	No Bond	29
12.13	Effectiveness	29
12.14	Investment Company Act	29
12.15	Successor and Assigns	29
12.16	Particular Words	29
12.17	No Execution	29
12.18	Irrevocability	30
ARTICLE XIII	LITIGATION TRUST FUNDS OBLIGATIONS	30
13.1	Grant of Lien	30
13.2	Perfection of Lien	30
13.3	Remedies	31
13.4	Termination of Lien	31

iii

THIS LITIGATION TRUST AGREEMENT (this “Agreement”), dated as of January 24, 2011, is entered into by and among:

1.                                       FairPoint Communications, Inc. (“FairPoint Communications”);

2.                                       FairPoint Communications’ direct and indirect subsidiaries set forth on Schedule A (and, together with FairPoint Communications, “FairPoint” or “Reorganized FairPoint”);

3.                                       Mark E. Holliday, as trustee (the “Original Trustee”); and

4.                                       the Creditors’ Committee (solely with respect to Section 1.2 of this Agreement).

PRELIMINARY STATEMENT

This Agreement is executed in order to establish a litigation trust (the “Litigation Trust”) in connection with FairPoint’s Third Amended Joint Plan of Reorganization, dated December 29, 2010, filed in the United States Bankruptcy Court for the Southern District of New York pursuant to the provisions of chapter 11 of the Bankruptcy Code (Case No. 09-16335 (BRL)), including any supplement to such Plan and the exhibits and schedules thereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions thereof, the “Plan”).

On the Petition Date, and continuing thereafter, FairPoint filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

On January 13, 2011, the Bankruptcy Court entered the Confirmation Order approving the Plan.

The Litigation Trust is created pursuant to, and to effectuate certain provisions of, the Plan and the Confirmation Order, pursuant to which the Litigation Trustee will hold the Litigation Trust Claims and the other Litigation Trust Assets (which Litigation Trust Assets, prior to the transfer to the Litigation Trust, are held by FairPoint on behalf of the Litigation Trust Beneficiaries pursuant to the terms of the Plan) as contemplated by the Confirmation Order.

The Litigation Trust is established for the sole purpose of liquidating and distributing the Litigation Trust Assets pursuant to the Plan and this Agreement with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Litigation Trust.

The Litigation Trust is established (i) for the benefit of the holders of Allowed Prepetition Credit Agreement Claims and Allowed FairPoint Communications Unsecured Claims (individually, a “Litigation Trust Beneficiary” and collectively, the “Litigation Trust Beneficiaries”) and (ii) to pursue all Litigation Trust Claims.

The Litigation Trustee was duly appointed as a representative of FairPoint’s Estates pursuant to section 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code.

The Litigation Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d).

Unless the context otherwise requires, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.  Schedule B to this Agreement sets forth an index of terms that are defined in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan and the Confirmation Order, FairPoint, Reorganized FairPoint, the Litigation Trustee, and the Creditors’ Committee, intending to be legally bound, agree as follows:

ARTICLE I

ESTABLISHMENT OF THE LITIGATION TRUST

1.1           Establishment of Litigation Trust and Appointment of Original Trustee.

(a)           Pursuant to the Plan and the Confirmation Order, FairPoint, Reorganized FairPoint and the Original Trustee hereby establish a trust which shall be known as the “FairPoint Litigation Trust” on behalf of and for the benefit of the Litigation Trust Beneficiaries.

(b)           The Original Trustee is hereby appointed as trustee of the Litigation Trust effective as of the Effective Date of the Plan (the “Effective Date”) and agrees to accept and hold the Litigation Trust Claims, the Litigation Trust Funds and any other assets acquired by the Litigation Trust on or after the Effective Date pursuant to this Agreement or the Plan (the “Litigation Trust Assets”), in trust for the Litigation Trust Beneficiaries subject to the terms of the Plan, the Confirmation Order and this Agreement.  The Original Trustee and each successor trustee serving from time to time hereunder (the “Litigation Trustee”) shall have all the rights, powers and duties set forth herein and pursuant to applicable law for accomplishing the purposes of the Litigation Trust.

1.2           Transfer of Assets and Rights to the Litigation Trust.

(a)           As of the Effective Date, (i) FairPoint or Reorganized FairPoint, as applicable, hereby irrevocably transfers, assigns and delivers to the Litigation Trust all of its respective right, title and interest in and to the Litigation Trust Claims (as defined below), free and clear of any and all Liens, Claims (other than Claims in the nature of setoff or recoupment), encumbrances or interests of any kind in such property of any other Person.  The Litigation Trustee agrees to accept and hold the Litigation Trust Claims in trust for the Litigation Trust Beneficiaries, subject to the terms of this Agreement.  In no event shall any part of the Litigation Trust Claims (including Litigation Trust Proceeds (as defined below)) revert to or be distributed to FairPoint or Reorganized FairPoint except as provided in Section 8.17(c) of the Plan and as provided in Sections 1.3(a), 3.3, 6.2, and 13.1 herein.  None of the foregoing transfers to the Litigation Trust shall constitute a merger or consolidation of the Estates or any of the respective Litigation Trust

Claims, each of which shall retain its separateness following the transfer for all purposes relevant to the prosecution thereof.

In this Agreement, “Litigation Trust Claims” means all Causes of Action which may be asserted, by or on behalf of FairPoint or FairPoint’s Estates against Verizon Communications Inc. (“Verizon”) and its affiliates in respect of matters arising in connection with that certain Agreement and Plan of Merger (the “Spinco Merger”), by and between Verizon, Northern New England Spinco, Inc. and FairPoint Communications; provided, however, that in no event shall such Causes of Action include:

(i)            any Claim or Cause of Action against a Released Party or any Claim or Cause of Action that is released pursuant to Section 14.2 of the Plan;

(ii)           any Claim or Cause of Action held by FairPoint with respect to the Pension Plan Asset Transfer Amount, as defined in that certain Employee Matters Agreement (the “EMA”) by and between Verizon, Northern New England Spinco Inc., and FairPoint Communications dated as of January 15, 2007;

(iii)          any Claim or Cause of Action held by FairPoint with respect to the receipt by Verizon of customer payments in January 2009 and thereafter for services provided in connection with operations of the Spinco Business (as that term is defined in that certain Transition Services Agreement, dated January 15, 2007 (“TSA”)), that were to be remitted to FairPoint pursuant to the Cutover Plan provided for in the TSA;

(iv)          any Claim or Cause of Action held by FairPoint for tax benefits arising out of the operations of Northern New England Spinco Inc. prior to consummation of the Spinco Merger pursuant to the Tax Sharing Agreement, dated January 15, 2007, between FairPoint, Verizon, and Northern New England Spinco Inc;

(v)           any Claim or Cause of Action held by FairPoint against RCC Atlantic, Inc. d/b/a Verizon Wireless (“RCC”) for RCC’s non-payment of E-911 DS1 facility charges for Type 2C facilities/trunking provided by FairPoint in the States of Maine, New Hampshire and Vermont with respect to all such services rendered on or prior to the services invoiced through and including December 31, 2009;

(vi)          any and all requests for “all information” required to be provided by Verizon pursuant to Section 12.1(b) of the EMA; and

(vii)         any Claim or Cause of Action held by FairPoint with respect to services performed by FairPoint to Verizon after the Spinco Merger.

The Claims and Causes of Action in subparagraphs (ii) — (vii) above are being pursued by FairPoint and will continue to be pursued by Reorganized FairPoint after the Effective Date.  To the extent there is factual overlap between such Claims and Causes of Action and the Litigation Trust Claims, Reorganized FairPoint and the Litigation Trustee shall coordinate with each other. To the extent there is overlap of legal theories and analyses between such Claims and Causes of Action and the Litigation Trust Claims, Reorganized FairPoint and the Litigation Trustee shall cooperate with each other pursuant to principles of common interest with respect to privileges.

To the extent that (a) settling any of the Claims and Causes of Action in subparagraphs (ii) — (vii) above will have a compromising effect on the Litigation Trust Claims, or (b) settling the Litigation Trust Claims will have a compromising effect on any of the Claims and Causes of Action in subparagraphs (i) — (vii) above, then Reorganized FairPoint and the Litigation Trustee agree to consult with each other with respect thereto; provided, however, that in the event Reorganized FairPoint and the Litigation Trustee cannot reach an agreement, in accordance with Section 12.4 of this Agreement, their dispute shall be resolved by the Bankruptcy Court.  Reorganized FairPoint and the Litigation Trustee shall coordinate and work together in good faith to maximize the value of all Claims.  Notwithstanding anything in this Agreement to the contrary, the Litigation Trustee shall have the right to challenge and/or seek to avoid any purported pre-petition release of Verizon (other than any affiliate that was merged into FairPoint Communications) or any of its affiliates for any transfer of value or assumption of obligation in connection with the Spin-off by FairPoint Communications or any of its affiliates to the extent such purported release relates to or affects the Litigation Trust Claims.

(b)           In connection with Litigation Trust Claims, any attorney-client privilege, work-product privilege, joint interest privilege or other privilege or immunity (collectively, the “Privileges”) attaching to any documents or communications (whether written or oral) shall vest in the Litigation Trustee and his representatives, and Reorganized FairPoint and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.  The Litigation Trust’s receipt of the Privileges associated with the Litigation Trust Claims shall not operate as a waiver of other privileges possessed or retained by FairPoint or Reorganized FairPoint.

(c)           After the Effective Date, Reorganized FairPoint shall (i) deliver or cause to be delivered to the Litigation Trust any and all documents reasonably requested by the Litigation Trustee and related to the Litigation Trust Claims (including those maintained in electronic format and original documents; provided that with respect to original documents that are proprietary to Reorganized FairPoint and that Reorganized FairPoint requires in the operation of its businesses, Reorganized FairPoint may provide copies in lieu of originals), whether held by FairPoint or Reorganized FairPoint or the Creditors’ Committee, their respective employees, agents, advisors, attorneys, accountants, or any other professionals and (ii) provide reasonable access to such employees of FairPoint or Reorganized FairPoint, their agents, advisors, attorneys, accountants or any other professionals hired by FairPoint or Reorganized FairPoint with knowledge of matters relevant to the Litigation Trust Claims.  Upon the reasonable request of the Litigation Trustee, to the extent permitted by law, Reorganized FairPoint shall provide the Litigation Trustee with a list of all documents in connection with the Litigation Trust Claims known to it but not held by it or any of its employees, agents, advisors, attorneys, accountants or any other professionals.  Such list shall contain a description of each document, to the extent feasible and permitted by law, as well as the name of the Person holding such document.

(d)           As promptly as practicable after the Effective Date, Reorganized FairPoint agrees (i) at the reasonable request of the Litigation Trustee to execute and/or deliver any instruments, documents, books, and records (including those maintained in electronic format and original documents as may be needed), (ii) to take, or cause to be taken, all such further actions as the Litigation Trustee may reasonably request in order to evidence or effectuate the transfer of the Litigation Trust Claims and the Privileges to the Litigation Trustee and the consummation of the transactions contemplated hereby and by the Plan and to otherwise carry out the intent of the parties hereunder and under the Plan, and (iii) to cooperate with the Litigation Trustee in the prosecution of the Litigation Trust Claims to the extent reasonable. Notwithstanding anything contained herein, without the express written consent of the Litigation Trustee, no Person or creditor of FairPoint or Reorganized FairPoint shall be permitted to assert, bring, institute, or commence any Claim or Cause of Action that is transferred to the Litigation Trust pursuant to the Plan.

(e)                                  The Creditors’ Committee shall be permitted to share any discovery obtained relating to the Litigation Trust Claims with the Litigation Trustee without waiver of any Privileges.

(f)                                    All rights of the Creditors’ Committee in connection with the following Rule 2004 examinations, orders, and agreements related thereto shall vest in the Litigation Trustee and his representatives, and Reorganized FairPoint and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such rights and privileges.

(i)            The Official Committee of Unsecured Creditors’ Motion Pursuant to Fed. R. Bankr. P. 2004 For an Order Directing the Expeditious Production of Certain Documents by Verizon Communications, Inc. [Docket No. 987];

(ii)           The Official Committee of Unsecured Creditors’ Motion Pursuant to Fed. R. Bankr. P. 2004 For An Order Directing The Expeditious Production of Certain Documents By Merrill Lynch & Co., Inc. [Docket No. 1856];

(iii)          Order Granting The Official Committee Of Unsecured Creditors Motion Pursuant To Fed. R. Bankr. P. 2004 For an Order Directing The Expeditious Production of Certain Documents by Deutsche Bank AG [Docket No. 1917];

(iv)          Order Granting The Official Committee Of Unsecured Creditors Motion Pursuant To Fed. R. Bankr. P. 2004 For an Order Directing The Expeditious Production of Certain Documents by Morgan Stanley [Docket No. 1918];

(v)           Order Granting The Official Committee Of Unsecured Creditors Motion Pursuant To Fed. R. Bankr. P. 2004 For an Order Directing The Expeditious Production of Certain Documents by Houlihan Lokey, Inc. [Docket No. 1919]; and

(vi)          Motion to Compel Verizon Communications, Inc. and its Subsidiaries to Comply with Terms of May 18, 2010 Letter Agreement Relating to Official Committee of Unsecured Creditors’ Rule 2004 Motion [Docket No. 1920].

1.3           Title to Litigation Trust Claims.  The transfer of the Litigation Trust Assets to the Litigation Trust shall be made, as provided in the Plan and this Agreement, for the benefit of the Litigation Trust Beneficiaries. In accordance with the Plan and this Agreement, FairPoint or Reorganized FairPoint, as applicable, shall transfer, on behalf of the Litigation Trust Beneficiaries, the Litigation Trust Claims to the Litigation Trust in exchange for the Litigation Trust Interests for the benefit of the Litigation Trust Beneficiaries.  Upon the transfer of the Litigation Trust Assets, FairPoint or Reorganized FairPoint, as the case may be, shall have no interest in or claim to the Litigation Trust Assets (except to the extent that Reorganized FairPoint is granted a lien, if any, on the Litigation Trust Assets in respect of the Litigation Trust Funds) or the Litigation Trust, and the Litigation Trust shall succeed to all of FairPoint’s and Reorganized FairPoint’s, as the case may be, right, title and interest in and to the Litigation Trust Assets.  The Litigation Trustee shall have no authority to bind FairPoint or Reorganized FairPoint in any manner except with respect to a Litigation Trust Claim.  Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Litigation Trust Assets to the Litigation Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the effectuation of such transfer.  Notwithstanding anything in this Agreement to the contrary, the transfer of the Litigation Trust Assets to the Litigation Trust does not diminish, and fully preserves, any defenses a defendant would have if such Litigation Trust Assets had been retained by FairPoint. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by Reorganized FairPoint, and the Litigation Trustee shall be deemed to have been designated as a representative of Reorganized FairPoint pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of Reorganized FairPoint, and all proceeds, income and recoveries on account of any such Litigation Trust Assets shall be assets of the Litigation Trust and paid over thereto immediately upon receipt by Reorganized FairPoint, or any other Person.  Notwithstanding the foregoing, but subject to Sections 1.6, 3.4 and 6.2(b) of this Agreement, all net proceeds, income, and recoveries of or on account of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the terms of the Plan and this Agreement.

1.4          Nature and Purpose of the Litigation Trust.

(a)           Purpose.  The Litigation Trust is organized and established as a trust pursuant to which the Litigation Trustee, subject to the terms and conditions contained herein and in the Plan, is to (i) hold the Litigation Trust Assets and dispose of the same in accordance with this Agreement and the Plan in accordance with Treasury Regulation section 301.7701-4(d) and (ii) oversee and direct the expeditious but orderly liquidation of the Litigation Trust Assets.  Accordingly, the sole purpose of the Litigation Trust is to liquidate the Litigation Trust Assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Litigation Trust Assets, and consistent with, the liquidating purpose of the Litigation Trust.

(b)           Actions of the Litigation Trustee.  Subject to the terms of this Agreement, the Litigation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Litigation Trust Assets, which includes, without limitation, pursuing recovery on the Litigation Trust Claims, making timely distributions and not unduly prolonging the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise.  The Litigation Trustee, except as set forth in Section 3.12 herein, shall have the absolute right to pursue, settle and compromise or not pursue any and all Litigation Trust Claims as it determines is in the best interests of the Litigation Trust Beneficiaries, and consistent with the purposes of the Litigation Trust.  The Litigation Trustee shall have no liability for the outcome of any such decision except for any damages caused by gross negligence, bad faith, willful misconduct or knowing violation of law.

(c)           Relationship. This Agreement is intended to create a trust and a trust relationship and the Litigation Trust is to be governed and construed in all respects as a trust.  The Litigation Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Litigation Trustee, or the Litigation Trust Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers.  The relationship of the Litigation Trust Beneficiaries, on the one hand, to the Litigation Trust and the Litigation Trustee, on the other, shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Agreement and the Plan.

(d)           No Waiver of Claims.  In accordance with section 1123(d) of the Bankruptcy Code, the Litigation Trustee may enforce all rights to commence and pursue, as appropriate, any and all Litigation Trust Claims after the Effective Date.  No Person may rely on the absence of a specific reference in the Plan to any Cause of Action against such Person as any indication that the Litigation Trustee will not pursue any and all available Causes of Action against such Person.  Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Litigation Trustee expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation Order.  Reorganized FairPoint’s objection to the allowance of any Claims or Equity Interests filed with the Bankruptcy Court with respect to which they dispute liability, priority, and/or amount (or any objections, affirmative defenses and/or counterclaims, whether or not litigated to Final Order) shall not in any way limit the ability or the right of the Litigation Trustee to assert, commence or prosecute any Cause of Action that is a Litigation Trust Claim against the holder of such Claim or Equity Interest. Nothing contained in the Plan, the Confirmation Order or this Agreement shall be deemed to be a waiver, release, or relinquishment of any Cause of Action, right of setoff, or other legal or equitable defense which FairPoint had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan.  The Litigation Trustee shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which FairPoint had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced or the Litigation Trust Claims had not been transferred to the Litigation Trust in accordance with the Plan, the Confirmation Order and this Agreement, and all of Reorganized FairPoint’s legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.  Nothing in this Agreement shall be construed in a manner that is inconsistent with the Plan or the Confirmation Order.

1.5          Incorporation of Plan.  The Plan and the Confirmation Order are each hereby incorporated into this Agreement and made a part hereof by this reference; provided, however, unless otherwise specified herein, to the extent that there is conflict between the provisions of this Agreement, the provisions of the Plan, and/or the Confirmation Order, each such document shall have controlling effect in the following rank order: (1) the Confirmation Order; (2) the Plan; and (3) this Agreement.

1.6          Funding Expenses of the Litigation Trust.  On the Effective Date, FairPoint or Reorganized FairPoint, as the case may be, shall transfer the Initial Litigation Trust Funds to the Litigation Trust to finance the operations of the Litigation Trust.  If a Cash Payment is made on the Effective Date to the holders of Allowed Prepetition Credit Agreement Claims under Section 5.4.2(c) of the Plan, then (i) the Initial Litigation Trust Funds shall be repaid to the holders of Allowed Prepetition Credit Agreement Claims in accordance with Section 6.1 hereof before the Litigation Trust Beneficiaries receive any distributions on account of their Litigation Trust Interests; and (ii) the Prepetition Credit Agreement Agent shall be granted a security interest in the Litigation Trust Assets for the benefit of the holders of Allowed Prepetition Credit Agreement Claims in accordance with Section 13.1 hereof until the Initial Litigation Trust Funds have been repaid to the holders of Allowed Prepetition Credit Agreement Claims.  If a Cash Payment is not made on the Effective Date to holders of Allowed Prepetition Credit Agreement Claims under Section 5.4.2(c) of the Plan, then (i) the Initial Litigation Trust Funds shall be repaid to Reorganized FairPoint in accordance with Section 6.2(c) hereof before the Litigation Trust Beneficiaries receive any distributions on account of their Litigation Trust Interests; and (ii) Reorganized FairPoint shall be granted a security interest in the Litigation Trust Assets in accordance with Section 13.1 hereof until the Initial Litigation Trust Funds have been repaid to Reorganized FairPoint.  After the Effective Date, the Litigation Trustee may request additional funding (“Additional Funding”) of the Litigation Trust from Reorganized FairPoint; provided that (i) any such Additional Funding shall be subject to the approval of the New Board in its sole discretion, (ii) after giving effect to such Additional Funding, Reorganized FairPoint’s cash on hand shall not be less than $20,000,000 (after taking into account the cash distributions to be made pursuant to the Plan) and (iii) no proceeds of any borrowing under the New Revolver may be used to fund such Additional Funding.  If Reorganized FairPoint provides Additional Funding to the Litigation Trust, then (i) the Additional Funding shall be repaid to Reorganized FairPoint in accordance with Section 6.2(c) hereof before the Litigation Trust Beneficiaries receive any distributions on account of their Litigation Trust Interests; and (ii) Reorganized FairPoint shall be granted a security interest in the Litigation Trust Assets in accordance with Section 13.1 hereof until the Additional Funding has been repaid to Reorganized FairPoint.

1.7          Appointment as Representative.  Pursuant to sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code, the Plan provides for the appointment of a Litigation Trustee as the duly appointed representative of FairPoint with respect to the Litigation Trust Claims, and, as such, the Litigation Trustee succeeds to all of the rights and powers of a trustee in bankruptcy with respect to prosecution of the Litigation Trust Claims for the benefit of the Litigation Trust Beneficiaries in accordance with the terms of this Agreement, the Plan, and the Confirmation Order.

1.8          Barred Claims; Contribution Claims.  It is the intention of the parties to this Agreement that (i) the liquidation of the Litigation Trust Assets not cause FairPoint or Reorganized FairPoint (for purposes of this Section 1.8, the “Protected Parties”), as the case may be, to incur liability with respect to Litigation Trust Claims in the nature of contribution, reimbursement or indemnification, however denominated or described, in connection with, arising out of or in any way related to the Litigation Trust Claims and (ii) any such claims-over shall be satisfied as provided herein.

(a)           Any Person against whom a Litigation Trust Claim has been brought (a “Litigation Trust Defendant”) shall be permanently barred, enjoined and restrained from commencing, prosecuting or asserting any Claim for contribution, reimbursement or indemnification or any Claim related thereto (a “Covered Claim”) based upon, related to, or arising out of the prosecution of Litigation Trust Claims against that Litigation Trust Defendant, whether such Covered Claim is asserted in a court, an arbitration, an administrative agency or forum, or in any other manner, if the Covered Claim is against FairPoint or Reorganized FairPoint, or if against a third party would, in turn, give rise to an Administrative Expense Claim, a Class 5 Legacy Subsidiary Unsecured Claim, a Class 6 NNE Subsidiary Unsecured Claim, or a Class 8 Convenience Claim under the Plan against FairPoint or a claim against Reorganized FairPoint; provided, however, that the Litigation Trust shall reduce and credit against any judgment it may obtain against the Litigation Trust Defendant the amount of any Covered Claim which is determined by a court of competent jurisdiction in any action involving the prosecution of Litigation Trust Claims against that Litigation Trust Defendant.

(b)           No Protected Party shall have any liability to any Person for an asserted or threatened Covered Claim that would be treated as a Class 7 FairPoint Communications Unsecured Claim under the Plan based upon, relating to, or arising out of the prosecution of Litigation Trust Claims, and any distributions to be made on account of a Covered Claim pursuant to the Plan shall be funded by the Litigation Trust, in the amount(s), from time to time, that all similarly situated holders of Claims are entitled to receive hereunder.

ARTICLE II

LITIGATION TRUST INTERESTS

2.1          Allocation of Litigation Trust Interests.  The allocation and distribution of the Litigation Trust Interests shall be accomplished as set forth in the Plan and the Confirmation Order.  The aggregate number and face value of Litigation Trust Interests to be distributed pursuant to the Plan shall be determined by the Litigation Trustee, consistent with the intent and purposes of the Plan, subject, however, to the approval of the Bankruptcy Court, upon notice to the Litigation Trust Beneficiaries.  The Litigation Trust Interests distributed to the holders of Allowed Prepetition Credit Agreement Claims shall be referred to herein as the “Class A Interests” and all other Litigation Trust Interests shall be referred to herein as the “Class B Interests.”

2.2          Interests Beneficial Only.  The ownership of a Litigation Trust Interest shall not entitle any Litigation Trust Beneficiary to any title in the Litigation Trust Assets as such (which title shall be vested in the Litigation Trustee) or to any right to call for a partition or division of the Litigation Trust Assets or to require an accounting.

2.3          Evidence of Beneficial Interests.  The Litigation Trust Interests will not be represented by certificates, securities, receipts or in any other form or manner whatsoever, except as maintained on the books and records of the Litigation Trust by the Litigation Trustee or the Registrar.  The death, incapacity or bankruptcy of any Litigation Trust Beneficiary during the term of the Litigation Trust shall not (i) operate to terminate the Litigation Trust, (ii) entitle the representatives or creditors of the deceased party to an accounting, (iii) entitle the representatives or creditors of the deceased party to take any action in the Bankruptcy Court or elsewhere for the distribution of the Litigation Trust Assets or for a partition thereof or (iv) otherwise affect the rights and obligations of any of the Litigation Trust Beneficiaries hereunder.

2.4          Securities Law Registration.  It is intended that the Litigation Trust Interests and the entitlements hereunder, if any, of the holders of Allowed Prepetition Credit Agreement Claims with respect to the Initial Litigation Trust Funds, shall not constitute “securities.” To the extent the Litigation Trust Interests or the entitlements of the holders of Allowed Prepetition Credit Agreement Claims are deemed to be “securities,” the issuance of Litigation Trust Interests to holders of Allowed Prepetition Credit Agreement Claims and Allowed FairPoint Communications Unsecured Claims or the issuance to the holders of Allowed Prepetition Credit Agreement Claims of any entitlements hereunder or under the Plan (and any redistribution of any of the foregoing pursuant to the Plan or otherwise) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state and local laws requiring registration of securities. If the Litigation Trustee determines, with the advice of counsel, that the Litigation Trust is required to comply with registration and/or reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the Investment Company Act of 1940, as amended (the “Investment Company Act”), then the Litigation Trustee shall take any and all actions to comply with such registration and reporting requirements, if any, and file reports with the Securities and Exchange Commission (the “SEC”) to the extent required by applicable law.  Notwithstanding the foregoing procedure, nothing herein shall be deemed to preclude the Litigation Trustee from amending this Agreement to make such changes as are deemed necessary or appropriate by the Litigation Trustee, with the advice of counsel, to ensure that the Litigation Trust is not subject to registration and/or reporting requirements of the Securities Act, the Exchange Act, the Trust Indenture Act or the Investment Company Act, except that no amendment to this Agreement may be made which would not be permitted by Article 11 of this Agreement.

2.5          No Transfers.

(a)           No transfer, sale assignment, distribution, exchange, pledge, hypothecation, mortgage or other disposition (a “Transfer”) of a Litigation Trust Interest or any entitlement hereunder of a holder of a Prepetition Credit Agreement Claim may be effected or made; provided, however, that, Transfers of Litigation Trust Interests or entitlements hereunder of a holder of a Prepetition Credit Agreement Claim and/or under the Plan may be made (i) by operation of law or by will or the laws of descent and distribution, (ii) if the Litigation Trustee has received such legal advice or other information that it, in its sole discretion, deems necessary or appropriate to assure that any such disposition shall not require the Litigation Trust to comply with the registration and reporting requirements of the Exchange Act or the Investment Company Act, or (iii) if the Litigation Trustee has determined to register under such Acts, as necessary, and/or make periodic reports in order to enable such disposition to be made. In the event that any such disposition is allowed, the Litigation Trustee may add such restrictions upon transfer and other terms to this Agreement as are deemed necessary or appropriate by the Litigation Trustee, with the advice of counsel, to permit or facilitate such disposition under applicable securities and other laws.

(b)           The Litigation Trustee shall appoint a registrar, which may be the Litigation Trustee (the “Registrar”), for the purpose of recording ownership of the Litigation Trust Interests as provided for in this Agreement.  The Registrar, if other than the Litigation Trustee, may be such other institution acceptable to the Litigation Trustee.  For its services hereunder, the Registrar, unless it is the Litigation Trustee, shall be entitled to receive reasonable compensation from the Litigation Trust as an expense of the Litigation Trust.

(c)           The Litigation Trustee shall cause to be kept at the office of the Registrar or at such other place or places as shall be designated by them from time to time, a registry of the Litigation Trust Beneficiaries (the “Trust Register”) which shall be maintained pursuant to such reasonable regulations as the Litigation Trustee and the Registrar may prescribe.

2.6          Access to the Trust Register by the Litigation Trust Beneficiaries.  Litigation Trust Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Registrar and the Litigation Trustee and in accordance with the reasonable regulations prescribed by the Registrar and the Litigation Trustee, to inspect and, at the sole expense of the Litigation Trust Beneficiaries seeking the same, make copies of the Trust Register, in each case for a purpose reasonably related to such holder’s interest in the Litigation Trust.

2.7          Absolute Owners.  The Litigation Trustee may deem and treat the holder of a Litigation Trust Interest of record in the Trust Register as the absolute owner of such Litigation Trust Interests for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever and the Litigation Trustee shall not be charged with having received notice of any claim or demand to such Litigation Trust Interests or the interest therein of any other Person.

ARTICLE III

THE LITIGATION TRUSTEE

3.1          Litigation Trust Proceeds.  Any and all proceeds, income and/or recoveries obtained on account of or from the Litigation Trust Claims, after payment of any and all expenses of the Litigation Trust, shall be added to the Litigation Trust Assets (the “Litigation Trust Proceeds”), held as a part thereof (and title therein shall be vested in the Litigation Trustee) and dealt with in accordance with the terms of this Agreement.

3.2          Collection of Income.  The Litigation Trustee shall collect all income earned with respect to the Litigation Trust Assets, which shall thereupon be added to the Litigation Trust Assets, held as a part thereof (and title therein shall be vested in the Litigation Trustee) and dealt with in accordance with the terms of this Agreement.

3.3          Payment of Litigation Trust Expenses.  Subject to Section 3.12 of this Agreement and the obligations of the Litigation Trust (and/or the Litigation Trustee) under Sections 1.6, 3.4, and 6.2(b) of this Agreement, the Litigation Trustee shall maintain the Litigation Trust Assets, and expend the Litigation Trust Funds or the Litigation Trust Proceeds (i) as is reasonably necessary to meet contingent liabilities and to maintain the value of the Litigation Trust Assets during liquidation, (ii) to pay reasonable and necessary expenses (including but not limited to, the reasonable costs and expenses of the Litigation Trustee (including reasonable fees, costs, and expenses of professionals retained thereby), any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets or reasonable fees and expenses in connection with, arising out of, or related to, the Litigation Trust Assets and litigations associated therewith), (iii) to pay the costs and expenses of the valuations of the Litigation Trust Assets incurred by the Litigation Trustee in accordance with Section 5.1(c) of this Agreement, (iv) to pay or reimburse amounts in accordance with Article 7 hereof and (v) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the Litigation Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order and this Agreement.

3.4          Distributions.  The Litigation Trustee shall make distributions of Litigation Trust Proceeds in accordance with the provisions of Article 6 of this Agreement and the Plan.

3.5          Tenure, Removal, and Replacement of the Litigation Trustee.

(a)           The Litigation Trustee will serve until the earliest of (i) the completion of all the Litigation Trustee’s duties, responsibilities and obligations under this Agreement and the Plan, (ii) the Litigation Trustee’s resignation and the appointment of a successor pursuant to Section 3.5(b) of this Agreement, (iii) the Litigation Trustee’s removal pursuant to Section 3.5(c) of this Agreement, (iv) the Litigation Trustee’s death (if applicable) and (v) the termination of the Litigation Trust in accordance with this Agreement, the Confirmation Order and the Plan.

(b)           The Litigation Trustee may resign by filing a notice with the Bankruptcy Court (the “Resignation Notice”).  Such resignation will become effective on the later to occur of:

(i) the day specified in such written notice and (ii) the appointment of a successor litigation trustee as provided in Section 3.5(d) and the acceptance by such successor litigation trustee of such appointment in accordance with Section 3.6 of this Agreement. If a successor litigation trustee is not appointed or does not accept its appointment within ninety (90) days following the filing of the Resignation Notice, the Litigation Trustee shall file a motion with the Bankruptcy Court, upon notice and a hearing, for the appointment of a successor litigation trustee.

(c)           The Litigation Trustee may be removed for any reason by the affirmative vote of (i) the Disinterested holders of a majority in amount of the Class A Interests that have been distributed and the Disinterested holders of a majority in amount of the Class B Interests that have been distributed, by written consent (which shall include electronic mail) or (ii) the Disinterested holders of a majority in amount of the Class A Interests that have been distributed and the Disinterested holders of a majority in amount of the Class B Interests that have been distributed, in attendance at a meeting of Litigation Trust Beneficiaries called for the purpose of voting on the removal of the Litigation Trustee (the alternative actions referred to in clauses (i) and (ii) of this Section 3.5(c), each an “Interest Action”); provided, however, the Litigation Trustee’s compensation prior to such Interest Action will be in accordance with his agreement with the Litigation Trust.  Such removal shall become effective on the date action is taken by the Litigation Trust Beneficiaries.  For purposes of this Section 3.5, “Disinterested” means disinterested with respect to all Claims or Causes of Action that have been or may be asserted by the Litigation Trust.

(d)           In the event of a vacancy in the position of the Litigation Trustee (whether by removal, resignation, or death, if applicable), the Disinterested holders of a majority of the Class A Interests and the Disinterested holders of a majority of the Class B Interests may appoint a successor litigation trustee by an Interest Action.

(e)           Immediately upon the appointment of any successor litigation trustee, all rights, powers, duties, authority, and privileges of the predecessor Litigation Trustee hereunder will be vested in and undertaken by the successor litigation trustee without any further act; and the successor litigation trustee will not be liable personally for any act or omission of the predecessor Litigation Trustee.  A successor litigation trustee shall have all the rights, privileges, powers, and duties of the predecessor Litigation Trustee under this Agreement, the Confirmation Order and the Plan.

(f)            Upon the appointment of a successor litigation trustee, the predecessor Litigation Trustee (or the duly appointed legal representative of a deceased Litigation Trustee) shall, if applicable, when requested in writing by the successor litigation trustee or the Bankruptcy Court, execute and deliver an instrument or instruments conveying and transferring to such successor litigation trustee upon the trust herein expressed all the estates, properties, rights, powers and trusts of such predecessor Litigation Trustee, and shall duly assign, transfer, and deliver to such successor litigation trustee all property and money held hereunder, and all other assets, documents, instruments, records and other writings relating to the Litigation Trust, the Litigation Trust Assets, the Litigation Trust Proceeds, the Litigation Trust Funds, the Litigation Trust Interests, and the entitlements of the holders of Allowed Prepetition Credit Agreement Claims hereunder, then in its possession and held hereunder, and shall execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court or a successor litigation trustee to effect the termination of such predecessor Litigation Trustee’s capacity under the Litigation Trust, this Agreement and the Plan and otherwise assist and cooperate, without cost or expense to the predecessor Litigation Trustee, in effectuating the assumption of its obligations and functions by the successor litigation trustee.

(g)           The death, resignation or removal of the Litigation Trustee shall not terminate the Litigation Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Litigation Trustee.

3.6          Acceptance of Appointment by Successor Litigation Trustee.  Any successor litigation trustee appointed hereunder shall execute an instrument accepting such appointment and assuming all of the obligations and duties of the predecessor Litigation Trustee on the same terms and conditions hereunder and accepting the terms of this Agreement and agreeing that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor trustee and all of its heirs, and legal and personal representatives, successors and assigns, and thereupon the successor litigation trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of the predecessor Litigation Trustee hereunder with like effect as if originally named herein.

3.7          [Intentionally Omitted].

3.8          [Intentionally Omitted].

3.9          [Intentionally Omitted].

3.10        [Intentionally Omitted].

3.11        Role of the Litigation Trustee.  In furtherance of and consistent with the purpose of the Litigation Trust and the Plan, the Litigation Trustee, subject to the terms and conditions contained in this Agreement, in the Plan and in the Confirmation Order, shall have the power to (i) prosecute, compromise and settle, abandon or dismiss for the benefit of the Litigation Trust all claims, rights and Causes of Action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust, the Litigation Trustee or otherwise), and (ii) otherwise perform the functions and take the actions provided for or permitted in the Plan, in the Confirmation Order or in this Agreement.  In all circumstances, the Litigation Trustee shall act in the best interests of the Litigation Trust Beneficiaries and in furtherance of the purpose of the Litigation Trust.

3.12        Authority of Litigation Trustee.  Subject only to any limitations contained herein (including Sections 1.6, 3.4, and 6.2(b) of this Agreement), the Litigation Trustee is authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Litigation Trust and is expressly authorized, to:

(a)           hold legal title to any and all rights of the holders of Litigation Trust Interests in or arising from the Litigation Trust Assets, including collecting, receiving any and all money and other property belonging to the Litigation Trust (including any Litigation Trust Proceeds) and the right to vote any claim or interest relating to a Litigation Trust Claim in a case under the Bankruptcy Code and receive any distribution thereon;

(b)           perform the duties, exercise the powers, and assert the rights of a trustee under sections 704 and 1106 of the Bankruptcy Code, including commencing, prosecuting or settling causes of action, enforcing contracts or asserting claims, defenses, offsets and privileges;

(c)           take possession and control, administer, maintain and dispose of documents, books and records related to the Litigation Trust Claims other than original documents, books and records that are proprietary to FairPoint and that FairPoint requires in the operation of its businesses;

(d)           protect and enforce the rights to the Litigation Trust Claims by any method deemed appropriate including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(e)           obtain reasonable insurance coverage with respect to the liabilities and obligations of the Litigation Trustee under this Agreement (in the form of an errors and omissions policy or otherwise);

(f)            obtain insurance coverage with respect to real and personal property that may become assets of the Litigation Trust, if any;

(g)           subject to the consent of a majority of a Litigation Trust committee comprised of Bank of America, N.A., Paulson Credit Opportunities Master Ltd. and a representative appointed by the Creditors’ Committee (the “Litigation Trust Committee”), retain and pay such counsel and other professionals, including any professionals previously retained by the Prepetition Credit Agreement Agent, the Ad Hoc Committee of certain holders of the 13 1/8% Senior Notes due April 1, 2018 and 13 1/8% Senior Notes due April 12, 2018 issued by FairPoint Communications, Inc., the Creditors’ Committee, FairPoint or Reorganized FairPoint, as the Litigation Trustee shall select to assist the Litigation Trustee in its duties, on such terms as the Litigation Trustee deems reasonable and appropriate, without Bankruptcy Court approval; the Litigation Trustee may commit the Litigation Trust to and shall pay such counsel, experts, litigation consultants, and other professionals reasonable compensation for services rendered (including on an hourly, contingency, or modified contingency basis) and reasonable and documented out-of-pocket expenses incurred;

(h)           subject to the consent of a majority of the Litigation Trust Committee, retain and pay an accounting firm to perform such reviews and/or audits of the financial books and records of the Litigation Trust as may be required by applicable laws (including, if applicable, securities laws) and/or this Agreement, and to prepare and file any tax returns, informational returns or periodic and current reports for the Litigation Trust as required by applicable laws (including, if applicable, securities laws) and/or by this Agreement; the Litigation Trustee may commit the Litigation Trust to and shall pay such accounting firm reasonable compensation for services rendered and reasonable and documented out-of-pocket expenses incurred;

(i)            subject to the consent of a majority of the Litigation Trust Committee, retain, enter into fee arrangements with and pay such third parties to assist the Litigation Trustee in carrying out its powers, authorities and duties under this Agreement; the Litigation Trustee may commit the Litigation Trust to and shall pay all such Persons reasonable compensation for services rendered and reasonable and documented out-of-pocket expenses incurred, as well as commit the Litigation Trust to indemnify any such Persons in connection with the performance of services (provided that such indemnity shall not cover any losses, costs, damages, expenses or liabilities that result from the gross negligence, bad faith, willful misconduct or knowing violation of law by such Persons);

(j)            in the exercise of its reasonable discretion, waive any privilege (including the Privileges) or any defense on behalf of the Litigation Trust or, with respect to the Litigation Trust Claims;

(k)           investigate, analyze, compromise, adjust, arbitrate, mediate, sue on or defend, pursue; prosecute, abandon, dismiss, exercise rights, powers, and privileges with respect to, or otherwise deal with and settle, in accordance with the terms set forth herein, all causes of action in favor of or against the Litigation Trust; provided, however, that any settlement of a Litigation Trust Claim shall be subject to approval by the Bankruptcy Court, upon notice to the Litigation Trust Beneficiaries and Reorganized FairPoint;

(l)            solely with respect to Litigation Trust Claims, to avoid and recover transfers of FairPoint’s or Reorganized FairPoint’s property as provided for in the Plan as may be permitted by the Bankruptcy Code or applicable state law;

(m)          invest any moneys held as part of the Litigation Trust in accordance with the terms of Section 3.19 of this Agreement, limited, however, to such investments that are consistent with the Litigation Trust’s status as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) and in accordance with Rev. Proc 94-45, 1994-2 C.B. 684;

(n)           request any appropriate tax determination with respect to the Litigation Trust, including a determination pursuant to section 505 of the Bankruptcy Code;

(o)           seek the examination of any Person, subject to the provisions of Bankruptcy Rule 2004 or any other applicable law or rule;

(p)           make distributions in accordance with Article 6 of this Agreement; and

(q)           take or refrain from taking any and all other actions that the Litigation Trustee reasonably deems necessary or convenient for the continuation, protection and maximization of the Litigation Trust Claims or to carry out the purposes hereof.

3.13        Limitation of Litigation Trustee’s Authority.

(a)           Notwithstanding anything herein to the contrary, the Litigation Trustee shall not (i) be authorized to engage in any trade or business, (ii) take such actions inconsistent with the orderly liquidation of Litigation Trust Assets as are required or contemplated by applicable law, the Plan, the Confirmation Order, or this Agreement, or (iii) be authorized to engage in any investments or activities inconsistent with the treatment of the Litigation Trust as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

(b)           The Litigation Trust shall not hold 50% or more of the stock (in either vote or value) of any Person that is treated as a corporation for federal income tax purposes, nor be the sole member of a limited liability company, nor have any interest in a Person that is treated as a partnership for federal income tax purposes, unless such stock, membership interest, or partnership interest was obtained involuntarily or as a matter of practical economic necessity in order to preserve the value of the Litigation Trust Assets.

3.14        Books and Records.

(a)           The Litigation Trustee shall maintain books and records relating to the Litigation Trust Assets and income of the Litigation Trust and the payment of expenses of, and liabilities of, claims against or assumed by, the Litigation Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting and securities law requirements, if any, of the Litigation Trust as well as the reporting requirements set forth in Article 9 of and elsewhere in this Agreement.

(b)           Litigation Trust Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Litigation Trustee, and in accordance with the reasonable regulations prescribed by the Litigation Trustee, to inspect and, at the sole expense of such holder seeking the same, make copies of the books and records relating to the Litigation Trust on any Business Day and as often as may be reasonably be desired, in each case for a purpose reasonably related to such holder’s interest in the Litigation Trust.

3.15        Inquiries into Trustee’s Authority.  Except as otherwise set forth in this Agreement, the Confirmation Order or the Plan, no Person dealing with the Litigation Trust shall be obligated to inquire into the authority of the Litigation Trustee in connection with the protection, conservation or disposition of the Litigation Trust Claims.

3.16        Compliance with Laws.  Any and all distributions of Litigation Trust Assets shall be in compliance with applicable laws, including applicable federal and state securities laws.

3.17        Compensation of the Litigation Trustee.  Notwithstanding anything to the contrary contained herein, the Litigation Trustee shall be compensated for its services, and reimbursed for its expenses, in accordance with, and pursuant to the terms of, a separate agreement to be negotiated prior to the Effective Date by the Litigation Trust Committee, which agreement shall not be subject to any third-party notice or approval; provided, however, that after such compensation arrangement is agreed, it will be filed with the Bankruptcy Court under seal.

3.18        Reliance by Litigation Trustee.  Except as otherwise provided herein:

(a)           the Litigation Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Litigation Trustee to be genuine and to have been signed or presented by the proper party or parties; and

(b)           Persons dealing with the Litigation Trustee shall look only to the Litigation Trust Assets to satisfy any liability incurred by the Litigation Trustee to such Person in carrying out the terms of this Agreement, and the Litigation Trustee shall not have any personal obligation to satisfy any such liability except as set forth in Section 1.4(b) of this Agreement.

3.19                           Investment and Safekeeping of Litigation Trust Assets.  Subject to Sections 1.6, 3.4, and 6.2(b) of this Agreement, the Litigation Trustee shall invest all Litigation Trust Assets (pending distribution in accordance with Article 6 of this Agreement) only in Cash and Government securities as defined in section 2(a)(16) of the Investment Company Act; provided, however, that (a) the scope of any such permissible investments shall be further limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements, or otherwise, (b) the Litigation Trustee may retain any Litigation Trust Proceeds received that are not Cash only for so long as may be required for the prompt and orderly liquidation of such assets in Cash, and (c) under no circumstances, shall the Litigation Trustee segregate the Litigation Trust Assets on the basis of classification of the Litigation Trust Beneficiaries, except as necessary to give effect to the security interest and Liens established in accordance with Article 13 hereof on the Litigation Trust Assets and proceeds and income thereon to secure the payment of the Initial Litigation Trust Funds and/or any Additional Funding (including any fees, costs or interest incurred therewith) to the holders of Allowed Prepetition Credit Agreement Claims in accordance with Section 6.1 hereof, or Reorganized FairPoint in accordance with Section 6.2(c), as the case may be.

3.20                           Standard of Care; Exculpation.  Neither the Litigation Trustee nor any of its duly designated agents or representatives or professionals shall be liable for any act or omission taken or omitted to be taken by the Litigation Trustee in good faith, other than (i) acts or omissions resulting from the Litigation Trustee’s or any such agent’s, representative’s or professional’s gross negligence, bad faith, willful misconduct or knowing violation of law or (ii) acts or omissions from which the Litigation Trustee or any such agent, representative or professional derived an improper personal benefit.  The Litigation Trustee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Persons. Notwithstanding such authority, the Litigation Trustee shall be under no obligation to consult with its attorneys, accountants, financial advisors or agents, and its good faith determination not to do so shall not result in the imposition of liability on the Litigation Trustee, unless such determination is based on gross negligence, bad faith, willful misconduct or knowing violation of law.  No amendment, modification or repeal of this Section 3.20 shall adversely affect any right or protection of the Litigation Trustee or any of its agents, representatives or professionals that exists at the time of such amendment, modification or repeal.

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

TAX MATTERS

5.1                                 Federal Income Tax Treatment of the Litigation Trust.

(a)                                  For all federal income tax purposes, all parties (including FairPoint, Reorganized FairPoint, the Litigation Trust, the Litigation Trustee and the Litigation Trust Beneficiaries) shall treat the transfer of the Litigation Trust Assets to the Litigation Trust for the benefit of the Litigation Trust Beneficiaries, whether their Claims are Allowed on or after the Effective Date, as (a) a transfer of the Litigation Trust Assets directly to those holders of Allowed Claims receiving Litigation Trust Interests (other than to the extent allocable to Disputed Claims), followed by (b) the transfer by such Persons to the Litigation Trust of the Litigation Trust Assets in exchange for beneficial interests in the Litigation Trust (and in respect of the Litigation Trust Assets allocable to the Disputed Claims Reserve, as a transfer to the Disputed Claims Reserve by FairPoint or Reorganized FairPoint, as the case may be). Accordingly, those holders of Allowed Claims receiving Litigation Trust Interests shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Litigation Trust Assets. The foregoing treatment also shall apply, to the extent permitted by applicable law, for state and local income tax purposes.

(b)                                 Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS, upon audit, or otherwise if not contested by the Litigation Trustee), the Litigation Trustee shall (i) file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Article 5 and Section 11.9(a)(ii) of the Plan and (ii) annually send to each holder of a Litigation Trust Interest and each holder of an Allowed Prepetition Credit Agreement Claim a separate statement setting forth such holder’s share of items of income, gain, loss, deduction, or credit and will instruct all such holders and parties to report such items on their federal income tax returns.  The Litigation Trustee also shall file (or cause to be filed) any other statements, returns or disclosures relating to the Litigation Trust that are required by any governmental unit.

(c)                                  As soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Litigation Trustee, in consultation with Reorganized FairPoint, will determine the fair market value as of the Effective Date of all assets transferred to the Litigation Trust and (ii) the Litigation Trustee shall apprise, in writing, the Litigation Trust Beneficiaries of such valuation.  In connection with the preparation of the valuation contemplated hereby, the Litigation Trustee shall be entitled to retain such professionals and advisers as the Litigation Trustee shall determine to be appropriate or necessary, and the Litigation Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary in connection therewith.  The Litigation Trust shall bear all of the reasonable costs and expenses incurred in connection with determining such value, including the fees and expenses of any Persons retained by the Litigation Trustee in connection therewith.

(d)                                 The Litigation Trustee may request an expedited determination of taxes of the Litigation Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust.

(e)                                  The Litigation Trustee shall be responsible for payments, out of the Litigation Trust Assets and Litigation Trust Proceeds, of any taxes imposed on the Litigation Trust or the Litigation Trust Assets.

(f)                                    The Litigation Trustee may require any of the Litigation Trust Beneficiaries to furnish to the Litigation Trustee its Employer or Taxpayer Identification Number as assigned by the IRS and the Litigation Trustee may condition any distribution or payment to any of them upon receipt of such identification number.

5.2                                 Allocations of Litigation Trust Taxable Income.  Allocations of Litigation Trust taxable income among the Litigation Trust Beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan or herein) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued at their tax book value) to the Litigation Trust Beneficiaries, in each case up to the tax book value of the assets treated as contributed by such holders, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Litigation Trust Assets. The tax book value of the Litigation Trust Assets for this purpose shall equal their fair market value on the Effective Date as determined under Section 5.1(c) above, adjusted in either case in accordance with tax accounting principles prescribed by the Tax Code, and applicable tax regulations, and other applicable administrative and judicial authorities and pronouncements.

ARTICLE VI

DISTRIBUTIONS

6.1                                 Distributions; Withholding.  Subject to Section 8.17 of the Plan and Sections 1.6, 3.3 and 6.2(b) of this Agreement, the Litigation Trustee shall distribute, in accordance with this Article 6, to the Litigation Trust Beneficiaries, all net Cash income plus all net Cash proceeds from the liquidation of Litigation Trust Assets (including as Cash, for this purpose, all Cash Equivalents); provided, however, that, subject to Section 6.2(b) of this Agreement, the Litigation Trust may retain and not distribute to the Litigation Trust Beneficiaries such amounts as determined by the Litigation Trustee (i) as are reasonably necessary to meet contingent liabilities of the Litigation Trust during liquidation, (ii) to pay reasonable and necessary expenses incurred in connection with liquidation and any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets, and (iii) as are reasonably necessary to establish and maintain a separate reserve for the Litigation Trust Interests to be distributed to holders of unliquidated or disputed FairPoint Communications Unsecured Claims.  Reorganized FairPoint (or, as the case may be, the court-appointed claims agent) shall provide the Litigation Trustee with such information as may be reasonably requested by the Litigation Trustee regarding the claims register for purposes of maintaining and establishing the reserve set forth in clause (iii) of the preceding sentence.  To the extent that any distributions and/or payments are required to be made pursuant to this Agreement to repay the Initial Litigation Trust Funds to the holders of Allowed Prepetition Credit Agreement Claims, such repayment shall be made to the Prepetition Credit Agreement Agent for the account and on behalf of the holders of Allowed Prepetition Credit Agreement Claims, which shall distribute the same to the holders of Allowed Prepetition Credit Agreement Claims in accordance with the Plan.  All distributions and/or payments to be made to the holders of Litigation Trust Interests pursuant to this Agreement shall be made to each holder of Litigation Trust Interests pro rata based on the amount of Litigation Trust Interests held by such holder of Litigation Trust Interests compared with the aggregate amount of the Litigation Trust Interests outstanding, subject, in each case, to the terms of the Confirmation Order, the Plan and this Agreement. The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

6.2                                 Manner of Payment or Distribution.

(a)                                  Subject to Section 1.6 of this Agreement, all distributions to be made by the Litigation Trustee to the Litigation Trust Beneficiaries shall be payable to the holders of Litigation Trust Beneficiaries of record as of the 20th day prior to the date scheduled for the distribution, unless such day is not a Business Day, then such day shall be the following Business Day. If the distribution shall be in Cash, the Litigation Trustee shall distribute such Cash by wire, check, or such other method as the Litigation Trustee deems appropriate under the circumstances.

(b)                                 To the extent that Reorganized FairPoint becomes liable for the payment of any Claims arising under section 502(h) of the Bankruptcy Code on account of recoveries obtained with respect to the Litigation Trust Claims, the Litigation Trustee will be responsible for making distributions on account of such Claims pursuant to Section 8.2 of this Agreement.

(c)                                  To the extent that the Litigation Trust is required to repay the Initial Litigation Trust Funds and/or any Additional Funding to Reorganized FairPoint, (i) such amounts shall bear simple interest at a rate per annum equal to the prime lending rate as announced from time to time by Bank of America, N.A., and (ii) any interest shall be due and payable in arrears on the date that the Litigation Trust Funds are repaid to Reorganized FairPoint.

6.3                                 Cash Distributions.  No Cash distributions shall be required to be made to any Litigation Trust Beneficiary in an amount less than $100.00. Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions. The foregoing shall not apply to the final distribution made to the Litigation Trust Beneficiaries.

ARTICLE VII

INDEMNIFICATION

7.1                                 Indemnification of Litigation Trustee.

(a)                                  To the fullest extent permitted by law, the Litigation Trust, to the extent of its assets legally available for that purpose, shall indemnify and hold harmless the Litigation Trustee, and each of its respective directors, members, shareholders, partners, officers, agents, employees, attorneys and other professionals (collectively, the “Indemnified Persons”) from and against any and all losses, costs, damages, reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person did, does, or refrains from doing for the business or affairs of the Litigation Trust, except to the extent that the loss, cost, damage, expense or liability resulted (x) from the Indemnified Person’s gross negligence, bad faith, willful misconduct or knowing violation of law or (y) from an act or omission from which the Indemnified Person derived an improper personal benefit. To the extent reasonable, the Litigation Trust shall pay in advance or reimburse reasonable and documented out-of-pocket expenses (including advancing reasonable costs of defense) incurred by the Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Litigation Trust.  The indemnification provided under this Section 7.1 shall survive the death, dissolution, resignation or removal, as may be applicable, of the Litigation Trustee and/or any other Indemnified Person, and shall inure to the benefit of the Litigation Trustee’s and each other Indemnified Person’s heirs, successors and assigns.

(b)                                 Any Indemnified Person may waive the benefits of indemnification under this Section 7.1, but only by an instrument in writing executed by such Indemnified Person.

(c)                                  The rights to indemnification under this Section 7.1 are not exclusive of other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation common law rights to indemnification or contribution. Nothing in this Section 7.1 will affect the rights or obligations of any Person (or the limitations on those rights or obligations) under this Agreement, or any other agreement or instrument to which that Person is a party.

ARTICLE VIII

NET LITIGATION TRUST RECOVERY

8.1                                 No Effect on Mutuality.  Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall affect the mutuality of obligations, if any, of any holder of any Claim under section 553 of the Bankruptcy Code.  Notwithstanding anything in this Agreement to the contrary, the transfer of the Litigation Trust Claims to the Litigation Trust does not diminish, and fully preserves, any defenses a defendant would have if such Litigation Trust Claims had been retained by FairPoint.

8.2                                 Section 502(h).  Notwithstanding anything contained this Agreement to the contrary, in the event that a compromise and settlement of a Litigation Trust Claim or a Final Order with respect to a Litigation Trust Claim provides for the allowance of a Claim pursuant to section 502(h) of the Bankruptcy Code against one or more of FairPoint, the distributions to be made hereunder on account of such Claim pursuant to the Plan shall be funded by the Litigation Trust, in the amount(s), from time to time, that all similarly situated holders of Claims are entitled to receive hereunder.

8.3                                 Net Litigation Trust Recovery.  Notwithstanding anything contained in this Agreement to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (i) is required by a Final Order to make payment to the Litigation Trust (the “Judgment Amount”) and (ii) is permitted by a Final Order to assert a right of setoff under sections 553, 555, 556, 559, 560 and 561 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a “Valid Setoff”), (y) such defendant shall be obligated to pay only the excess, if any, of the Judgment Amount over the Valid Setoff and (z) none of the Litigation Trust or the Litigation Trust Beneficiaries shall be entitled to assert a claim against FairPoint or Reorganized FairPoint with respect to the Valid Setoff.

ARTICLE IX

REPORTING OBLIGATIONS OF LITIGATION TRUSTEE

9.1                                 Reports.

(a)                                  The Litigation Trustee shall cause to be prepared, (i) not less than annually, financial statements of the Litigation Trust and (ii) annual income tax reporting of the Litigation Trust.  The Litigation Trustee shall cause such financial statements and tax reporting to be delivered to Reorganized FairPoint and the Litigation Trust Committee within ten (10) Business Days after the end of the relevant report preparation period.

(b)                                 The Litigation Trustee shall timely prepare, file and distribute such statements, reports and submissions as may be necessary to cause the Litigation Trust and the Litigation Trustee to be in compliance with all applicable laws (including all quarterly and annual reports shall be filed with the SEC to the extent required by applicable law or in order to gain an exemption from compliance with applicable law).

(c)                                  Notwithstanding anything in this Agreement to the contrary, no reporting requirements contained in this Agreement shall be undertaken by the Litigation Trustee if they would result in a waiver of the Privileges.

(d)                                 Notwithstanding anything in this Agreement to the contrary, the Litigation Trustee may post any report or notice required to be provided under this Agreement on a secure website maintained by the Litigation Trustee (the “Litigation Trust Website”) in lieu of actual delivery to any Litigation Trust Beneficiary that elects to receive such reports and notices electronically.

ARTICLE X

TERM; TERMINATION OF THE LITIGATION TRUST

10.1                           Term; Termination of the Litigation Trust.

(a)                                  The Litigation Trust shall commence on the date hereof and terminate no later than the fifth anniversary of the Effective Date; provided, however, that, on or prior to the date that is ninety (90) days prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained not less than ninety (90) days prior to the expiration of each extended term; provided, however, that in no event shall the term of the Litigation Trust extend past the tenth anniversary of the Effective Date; provided further that neither this Agreement nor the continued existence of the Litigation Trust shall prevent FairPoint from closing the Chapter 11 Cases pursuant to section 350 of the Bankruptcy Code and obtaining a final decree pursuant to Bankruptcy Rule 3022.

(b)                                 The Litigation Trust may be terminated earlier than its scheduled termination if (i) the Bankruptcy Court has entered a Final Order closing all of or the last of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code; and (ii) the Litigation Trustee has administered all Litigation Trust Assets and performed all other duties required by the Plan, the Confirmation Order, this Agreement and the Litigation Trust.

10.2                           Continuance of Trust for Winding Up.  After the termination of the Litigation Trust and for the purpose of liquidating and winding up the affairs of the Litigation Trust, the Litigation Trustee shall continue to act as such until its duties have been fully performed. Prior to the final distribution of all of the remaining Litigation Trust Assets, the Litigation Trustee shall be entitled to reserve from such assets any and all amounts required to provide for its own reasonable costs and expenses, in accordance with Section 3.17, until such time as the winding up of the Litigation Trust is completed.  Upon termination of the Litigation Trust, the Litigation Trustee shall retain for a period of three years the books, records, lists of the Litigation Trust Beneficiaries, the Trust Register, and other documents and files that have been delivered to or created by the Litigation Trustee.  At the Litigation Trustee’s discretion, all of such records and documents may, but need not, be destroyed at any time after two years from the completion and winding up of the affairs of the Litigation Trust. Except as otherwise specifically provided herein, upon the termination of the Litigation Trust, the Litigation Trustee shall have no further duties or obligations hereunder.

ARTICLE XI

AMENDMENT AND WAIVER

11.1                           Amendment and Waiver.

(a)                                  The Litigation Trustee may amend, supplement or waive any provision of, this Agreement, without notice to or the consent of the Litigation Trust Beneficiaries or the approval of the Bankruptcy Court: (i) to cure any ambiguity, omission, defect or inconsistency in this Agreement; (ii) to comply with any requirements in connection with the U.S. Federal income tax status of the Litigation Trust as a “liquidating trust”; (iii) to comply with any requirements in connection with maintaining that the Litigation Trust is not subject to registration or reporting requirements of the Exchange Act, the Trust Indenture Act or the Investment Company Act; (iv) to make the Litigation Trust a reporting entity and, in such event, to comply with any requirements in connection with satisfying the registration or reporting requirements of the Exchange Act, the Trust Indenture Act or the Investment Company Act; and (v) to evidence and provide for the acceptance of appointment hereunder by a successor trustee in accordance with the terms of this Agreement and the Plan; provided, however, that notice shall be given to the Litigation Trust Beneficiaries and Reorganized FairPoint promptly after such amendment, supplement or waiver is effective.

(b)                                 Any provision of this Agreement that the Litigation Trustee cannot amend pursuant to Section 11.1(a) of this Agreement may be amended or waived by the Litigation Trustee, subject to the prior approval of the holders of a majority of the Class A Interests and the holders of a majority of the Class B Interests by an Interest Action, with the approval of the Bankruptcy Court upon notice and an opportunity for a hearing.

(c)                                  Notwithstanding paragraphs (a) and (b) above, if any proposed amendment, supplement or waiver of a provision of this Agreement will materially and adversely affect the rights of FairPoint or Reorganized FairPoint under this Agreement, then FairPoint’s or Reorganized FairPoint’s prior written consent to such amendment, supplement or waiver shall be required; provided that, the Litigation Trustee may seek an order of the Bankruptcy Court determining that a proposed amendment, supplement or waiver of a provision of this Agreement is not material and adverse to FairPoint or Reorganized FairPoint.

(d)                                 Notwithstanding anything contained in this Section 11.1, no amendment, supplement, or waiver may be made to this Agreement that (i) would adversely affect the payments and/or distributions to be made under this Agreement to (or on behalf or for the account of) any Litigation Trust Beneficiary; or (ii) is inconsistent with the purpose and intention of the Litigation Trust to liquidate in an expeditious but orderly manner the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d).

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1                           Intention of Parties to Establish the Litigation Trust.  This Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Agreement may be amended in accordance with Section 11.1 to comply with such federal income tax laws, which amendments may apply retroactively.

12.2                           Litigation Costs.  If, during the term of this Agreement, any dispute arises among the parties to this Agreement regarding the provisions of this Agreement or the enforcement thereof, each party shall bear its own costs and expenses, including attorneys’ fees.

12.3                           Laws as to Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to whether any conflicts of law would require the application of the law of another jurisdiction.

12.4                           Jurisdiction.  Without limiting any Person’s right to appeal any order of the Bankruptcy Court or to seek withdrawal of the reference with regard to any matter, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties, including the Litigation Trust Beneficiaries, hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

12.5                           Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.6                           Notices.  All notices, requests or other communications to the parties hereto shall be in writing and shall be sufficiently given only if (i) delivered in person; (ii) sent by electronic mail or facsimile communication (as evidenced by a confirmed fax transmission report); (iii) sent by registered or certified mail, return receipt requested; (iv) sent by commercial delivery service or courier; or (v) with respect to notices to any Litigation Trust Beneficiary that has elected to receive notices electronically, by posting to the Litigation Trust Website.  Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or facsimile numbers:

If to the Trustee:	Mark E. Holliday 1211 NW Glisan Street, Suite 202 Portland, Oregon 97209 Telephone: (503) 243-5000 Facsimile: (503) 296-5300

If to FairPoint or Reorganized FairPoint:	FairPoint Communications, Inc. 521 E. Morehead Street, Ste. 250 Charlotte, NC 28202

Telephone: (704) 344-8150 Facsimile: (704) 344-1594 Attn: Susan L. Sowell, Esq.

(with a copy to)

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Telephone: (212) 318-6000

Facsimile: (212) 319-4090

Attn: Luc A. Despins, Esq.

Attn: James T. Grogan, Esq.

-and-

Quinn Emanuel Urquhart & Sullivan, LLP

51 Madison Avenue, 22nd Floor

New York, NY 10010

Telephone: (212) 849-7000

Facsimile: (212) 849-7100

Attn: Susheel Kirpalani, Esq.

Attn: Benjamin Finestone, Esq.

If to the Litigation Trust Committee:

Bank of America, N.A.

Bank of America Plaza

901 Main Street, 66th Floor

Dallas, Texas 75202

Telephone: (214) 209-0928

Facsimile: (972) 728-4449

Attn: Jack Woodiel

Attn: Christopher D. Post

- and -

Paulson & Co. Inc.

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

Telephone: (212) 599-6622

Attn: Daniel B. Kamensky

- and -

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Telephone: (212) 284-1746

Attn: Richard W. Morgner

If to the Litigation Trust Beneficiaries:	To the name and address set forth on the registry maintained by the Trustee or by posting to the Litigation Trust Website, as applicable.

All notices shall be effective and shall be deemed delivered (i) if by personal delivery, delivery service or courier, on the date of delivery; (ii) if by electronic mail or facsimile communication, on the date of receipt or confirmed transmission of the communication; (iii) if by mail, on the date of receipt; and (iv) if by posting to the Litigation Trust Website, on the day following such posting. Any Person from time to time may change his, her or its address, facsimile number, or other information for the purpose of notices to that Person by giving notice specifying such change to the Litigation Trustee, Reorganized FairPoint and the Prepetition Credit Agreement Agent.

12.7                           Fiscal Year.  The fiscal year of the Litigation Trust will begin on the first day of the month following the Effective Date and end on the last day of the month on which the Effective Date occurred of each calendar year.

12.8                           Construction; Usage.

(a)                                  Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)                                     the singular number includes the plural number and vice versa;

(ii)                                  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)                               reference to any gender includes each other gender;

(iv)                              reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)                                 reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)                              “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)                           reference to Articles, Sections, Schedules or Exhibits herein shall be deemed to be references to the Articles, Sections, Schedules and Exhibits to this Agreement unless otherwise specified;

(viii)                        “including” means including without limiting the generality of any description preceding such term; and

(ix)                                references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)                                 Legal Representation of the Parties.  This Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation hereof.

(c)                                  Headings.  The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.9                           Counterparts; Facsimile; PDF.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  Any facsimile or portable document format copies hereof or signature hereon shall, for all purposes, be deemed originals.

12.10                     Confidentiality.  The Litigation Trustee and each successor litigation trustee (each a “Covered Person”) shall, during the period that they serve in such capacity under this Agreement and following either the termination of this Agreement or such individual’s removal, incapacity, or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Entity to which any of the Litigation Trust Assets relate or of which it has become aware in its capacity (the “Information”), except to the extent disclosure is required by applicable law, order, regulation or legal process. In the event that any Covered Person is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar legal process) to disclose any Information, such Covered Person shall notify Reorganized FairPoint reasonably promptly (unless prohibited by law) so that Reorganized FairPoint may seek an appropriate protective order or other appropriate remedy or, in its discretion, waive compliance with the terms of this Section 12.10 (and if Reorganized FairPoint seeks such an order, the relevant Covered Person will provide cooperation as Reorganized FairPoint shall reasonably request). In the event that no such protective order or other remedy is obtained, or that Reorganized FairPoint waives compliance with the terms of this Section 12.10 and any Covered Person is nonetheless legally compelled to disclose the Information, the Covered Person will furnish only that portion of the Information, which the Covered Person, advised by counsel, is legally required and will give Reorganized FairPoint written notice (unless prohibited by law) of the Information to be disclosed and exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

12.11                     Entire Agreement.  This Agreement (including the Recitals), the Plan, and the Confirmation Order constitute the entire agreement by and among the parties hereto and there are no representations, warranties, covenants or obligations except as set forth herein or therein. This Agreement, the Plan and the Confirmation Order supersede all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein, in the Plan or in the Confirmation Order, nothing in this Agreement is intended or shall be construed to confer upon or to give any Entity or Person other than the parties hereto and their respective heirs, administrators, executors, permitted successors, or permitted assigns any right to remedies under or by reason of this Agreement, except that (i) the Prepetition Credit Agreement Agent, the holders of Allowed Prepetition Credit Agreement Claims are intended third party beneficiaries hereof and shall be entitled to enforce the provisions hereof relating to the Initial Litigation Trust Funds, the payment of the amount of the Initial Litigation Trust Funds to the holders of Allowed Prepetition Credit Agreement Claims (and to the Prepetition Credit Agreement Agent on their behalf) and the provisions of Article 13 hereof as if they were parties hereto and (ii) the Persons identified in Article 7 hereof are intended third party beneficiaries of Article 7 hereof and shall be entitled to enforce the provisions thereof as if they were parties hereto.

12.12                     No Bond.  Notwithstanding any state or federal law to the contrary, the Litigation Trustee (including any successor trustee) shall be exempt from giving any bond or other security in any jurisdiction.

12.13                     Effectiveness.  This Agreement shall become effective on the Effective Date.

12.14                     Investment Company Act.  This Litigation Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Litigation Trust does not and will not hold itself out as, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

12.15                     Successor and Assigns.  This Agreement shall inure to the benefit of the parties hereto and the intended third party beneficiaries identified in Section 12.11 hereof (to the extent specified therein), and shall be binding upon the parties hereto, and each of their respective successors and assigns to the extent permitted by this Agreement and applicable law.

12.16                     Particular Words.  Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement. The words “hereof,” “herein,” “herein,” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

12.17                     No Execution.  All funds in the Litigation Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a holder of a Prepetition Credit Agreement Claim or a holder of a Litigation Trust Interest, and no holder of a Prepetition Credit Agreement Claim or holder of a Litigation Trust Interest or any other Person can execute upon, garnish or attach the Litigation Trust Assets in any manner or compel payment from the Litigation Trust except by an order of the Bankruptcy Court. Distributions from the Litigation Trust will be governed solely by the Plan and this Agreement.

12.18                     Irrevocability.  The Litigation Trust is irrevocable but is subject to amendment and waiver as provided for in this Agreement.

ARTICLE XIII

LITIGATION TRUST FUNDS OBLIGATIONS

13.1                           Grant of Lien.

(a)                                  As security for the obligation of the Litigation Trust (and the Litigation Trustee) to pay the Initial Litigation Trust Funds (including any fees, costs or interest incurred in connection therewith, collectively, the “Initial Litigation Trust Funds Obligations”), subject to Section 13.1(b) herein, the Litigation Trust (and the Litigation Trustee) hereby grants to either (i) the Prepetition Credit Agreement Agent, for the benefit of the holders of Allowed Prepetition Credit Agreement Claims (if a Cash Payment is made on the Effective Date to holders of Allowed Prepetition Credit Agreement Claims under Section 5.4.2(c) of the Plan) or (ii) Reorganized FairPoint (if a Cash Payment is not made on the Effective Date to holders of Allowed Prepetition Credit Agreement Claims under Section 5.4.2(c) of the Plan), a continuing first priority security interest in and senior lien on, pledge of, collateral assignment of, and right of setoff against, all of the following property and assets of the Litigation Trust, whether now owned or existing or hereafter acquired or arising, regardless of where located (collectively, the “Litigation Trust Funds Collateral”): (x) all of the Litigation Trust Assets, (y) any Litigation Trust Proceeds and (z) to the extent not included in the foregoing, all income and proceeds of any and all of the foregoing.

(b)                                 If any Additional Funding is provided to the Litigation Trust, then as security for the obligation of the Litigation Trust (and the Litigation Trustee) to pay the Additional Funding (including any fees, costs or interest incurred in connection therewith, collectively, the “Additional Funding Obligations”, and together with the Initial Litigation Trust Funds Obligations, the “Litigation Trust Funds Obligations”), the Litigation Trustee hereby grants to Reorganized FairPoint, a continuing first priority security interest in and senior lien on, pledge of, collateral assignment of, and right of setoff against, the Litigation Trust Funds Collateral; provided, however, that the liens and security interests, if any, granted in this Section 13.1(b) shall be senior to any liens and security interests granted under Section 13.1(a).

(c)                                  The parties hereto agree and acknowledge that the Prepetition Credit Agreement Agent shall be entitled to all of the rights afforded the “Administrative Agent” under and pursuant to the terms of the Prepetition Credit Agreement, including the right to withhold from any Initial Litigation Trust Funds Obligations paid to it hereunder that portion of the Initial Litigation Trust Funds Obligations constituting fees, indemnities, expenses and other amounts payable (at the time any such Initial Litigation Trust Fund Obligations are received by the Prepetition Credit Agreement Agent) to the Prepetition Credit Agreement Agent in its capacity as such.

13.2                           Perfection of Lien.  The Litigation Trust (and the Litigation Trustee) agrees from time to time, at the expense of the Litigation Trust, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Prepetition Credit Agreement Agent or Reorganized FairPoint, as applicable, may reasonably request, to perfect, protect or more fully evidence the security interest, Lien, pledge, collateral assignment and right of setoff granted under Section 13.1 of this Agreement, or to enable the holders of Allowed Prepetition Credit Agreement Claims or the Prepetition Credit Agreement Agent or Reorganized FairPoint, as applicable, to exercise and enforce their respective rights and remedies under this Agreement. The Litigation Trust (and the Litigation Trustee) authorizes the Prepetition Credit Agreement Agent or Reorganized FairPoint, as applicable, to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Litigation Trust Funds Collateral.

13.3                           Remedies.  Upon the failure of the Litigation Trust (and/or the Litigation Trustee) to pay the Litigation Trust Funds Obligations to the holders of Allowed Prepetition Credit Agreement Claims or Reorganized FairPoint, as applicable, when the same shall be due and payable hereunder, the Prepetition Credit Agreement Agent or Reorganized FairPoint, as applicable, in addition to the other rights and remedies which it may have under this Agreement, may file a motion with the Bankruptcy Court, upon notice and hearing, to enforce the provisions of this Agreement.

13.4                           Termination of Lien.  At the time that the Litigation Trust Funds Obligations shall have been paid in full to the holders of Allowed Prepetition Credit Agreement Claims or Reorganized FairPoint, as applicable, the Litigation Trust Funds Collateral shall be released from the security interest and Lien created hereby and all obligations with respect thereto shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Litigation Trust Funds Collateral shall, subject to the terms of this Agreement, revert to the Litigation Trust. The Litigation Trust is hereby authorized to file amendments pursuant to the Uniform Commercial Code as from time to time in effect in the State of New York at such time evidencing the termination of the security interest and Lien so released. At the request of the Litigation Trust following any such termination, the Prepetition Credit Agreement Agent or Reorganized FairPoint, as applicable, shall deliver to the Litigation Trust without recourse and without representation or warranty any Litigation Trust Funds Collateral held by the Prepetition Credit Agreement Agent or Reorganized FairPoint, as applicable, hereunder and execute and deliver to the Litigation Trust, at the Litigation Trust’s expense, such documents as the Litigation Trust shall reasonably request to evidence such termination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

FAIRPOINT AND REORGANIZED FAIRPOINT:

FAIRPOINT COMMUNICATIONS, INC.
(on behalf of itself and the other debtors and debtors-in-possession)

By:	/s/ Shirley J. Linn
Name:	Shirley J. Linn, Esq.
Title:	Executive Vice President and General Counsel

ORIGINAL TRUSTEE:

MARK E. HOLLIDAY

By:	/s/ Mark E. Holliday
Name:	Mark E. Holliday
Title:	Litigation Trustee

CREDITORS’ COMMITTEE: Only with respect to Section 1.2

By: Andrews Kurth LLP, counsel to the Creditors’ Committee

By:	/s/ Jonathan I. Levine
Name:	Jonathan I. Levine
Title:	Partner

[Signature Page to Litigation Trust Agreement]

Schedule A

Direct and Indirect Subsidiaries of FairPoint Communications, Inc.

1. BE Mobile Communications, Incorporated	41. GTC Finance Corporation*
2. Bentleyville Communications Corporation	42. GTC, Inc.
3. Berkshire Cable Corp.	43. Maine Telephone Company
4. Berkshire Cellular, Inc.	44. Marianna and Scenery Hill Telephone Company
5. Berkshire Net, Inc.*	45. Marianna Tel, Inc.
6. Berkshire New York Access, Inc.	46. MJD Services Corp.
7. Berkshire Telephone Corporation	47. MJD Ventures, Inc.
8. Big Sandy Telecom, Inc.	48. Northern New England Telephone Operations LLC
9. Bluestem Telephone Company	49. Northland Telephone Company of Maine, Inc.
10. C & E Communications, Ltd.	50. Odin Telephone Exchange, Inc.
11. Chautauqua & Erie Communications, Inc.	51. Orwell Communications, Inc.
12. Chautauqua and Erie Telephone Corporation	52. Peoples Mutual Long Distance Company
13. China Telephone Company	53. Peoples Mutual Services Company*
14. Chouteau Telephone Company	54. Peoples Mutual Telephone Company
15. Columbine Telecom Company	55. Quality One Technologies, Inc.
16. Comerco, Inc.	56. Ravenswood Communications, Inc.
17. Commtel Communications Inc.*	57. Sidney Telephone Company
18. Community Service Telephone Co.	58. ST Computer Resources, Inc.*
19. C-R Communications, Inc.	59. S T Enterprises, Ltd.
20. C-R Long Distance, Inc.	60. ST Long Distance, Inc.
21. C-R Telephone Company	61. St. Joe Communications, Inc.
22. El Paso Long Distance Company	62. Standish Telephone Company
23. Ellensburg Telephone Company	63. Sunflower Telephone Company, Inc.
24. EllTel Long Distance Corp.	64. Taconic Technology Corp.
25. Enhanced Communications of Northern New England Inc.	65. Taconic TelCom Corp.
26. ExOp of Missouri, Inc.	66. Taconic Telephone Corp.
27. FairPoint Broadband, Inc.	67. Telephone Operating Company of Vermont LLC
28. FairPoint Carrier Services, Inc.	68. Telephone Service Company*
29. FairPoint Communications Missouri, Inc.	69. The Columbus Grove Telephone Company
30. FairPoint Communications Solutions Corp. — New York*	70. The El Paso Telephone Company
31. FairPoint Communications Solutions Corp. — Virginia*	71. The Germantown Independent Telephone Company
32. FairPoint Logistics, Inc.	72. The Orwell Telephone Company
33. FairPoint Vermont, Inc.	73. UI Communications, Inc.*

*              Entity to be dissolved on the Effective Date.

[Schedule A to Litigation Trust Agreement]

34. Fremont Broadband, LLC*	74. UI Long Distance, Inc.
35. Fremont Telcom Co.	75. UI Telecom, Inc.*
36. Fretel Communications, LLC	76. Unite Communications Systems, Inc.
37. Germantown Long Distance Company	77. Utilities, Inc.
38. GIT-CELL, Inc.*	78. Yates City Telephone Company*
39. GITCO Sales, Inc.*	79. YCOM Networks, Inc
40. GTC Communications, Inc.

*              Entity to be dissolved on the Effective Date.

[Schedule A to Litigation Trust Agreement]

Schedule B

Index of Defined Terms

Term	Location

Additional Funding	Section 1.6
Additional Funding Obligations	Section 13.1(b)
Agreement	Introduction
Class A Interests	Section 2.1
Class B Interests	Section 2.1
Covered Claim	Section 1.8(a)
Covered Person	Section 12.10
Effective Date	Section 1.1(b)
EMA	Section 1.2(a)(ii)
Exchange Act	Section 2.4
FairPoint	Introduction
FairPoint Communications	Introduction
FairPoint Litigation Trust	Section 1.1(a)
Indemnified Persons	Section 7.1(a)
Information	Section 12.10
Initial Litigation Trust Fund Obligations	Section 13.1(a)
Interest Action	Section 3.5(c)
Investment Company Act	Section 2.4
Judgment Amount	Section 8.3
Litigation Trust	Introduction
Litigation Trust Assets	Section 1.1(b)
Litigation Trust Beneficiary	Introduction
Litigation Trust Claims	Section 1.2(a)
Litigation Trust Committee	Section 3.12(g)
Litigation Trust Defendant	Section 1.8(a)
Litigation Trust Funds Collateral	Section 13.1(a)
Litigation Trust Funds Obligations	Section 13.1(b)
Litigation Trust Proceeds	Section 3.1
Litigation Trust Website	Section 9.1(d)
Litigation Trustee	Section 1.1(b)
Original Trustee	Introduction
Plan	Introduction
Privileges	Section 1.2(b)
Protected Parties	Section 1.8
Registrar	Section 2.5(b)
Reorganized FairPoint	Introduction
Resignation Notice	Section 3.5(b)
RCC	Section 1.2(a)(v)
SEC	Section 2.4
Securities Act	Section 2.4
Spinco Merger	Section 1.2(a)

[Schedule B to Litigation Trust Agreement]

Transfer	Section 2.5(a)
Trust Indenture Act	Section 2.4
Trust Register	Section 2.5(c)
TSA	Section 1.2(a)(iii)
Valid Setoff	Section 8.3
Verizon	Section 1.2(a)

[Schedule B to Litigation Trust Agreement]